Exhibit 10.3
MASTER SERVICING AGREEMENT
among
BANK OF AMERICA, NATIONAL ASSOCIATION,
as Master Servicer and Custodian,
BANC OF AMERICA SECURITIES AUTO TRUST 2006-G1,
as Issuer
and
U.S. BANK NATIONAL ASSOCIATION,
as Indenture Trustee
Dated as of November 14, 2006

i

TABLE OF CONTENTS
(continued)

ii

     This MASTER SERVICING AGREEMENT, (as from time to time amended, supplemented or otherwise modified and in effect, this “Agreement”), is made as of November 14, 2006, among Bank of America, National Association, a national banking association (“BANA”), as master servicer (in such capacity, the “Master Servicer”), and as custodian (in such capacity, the “Custodian”), Banc of America Securities Auto Trust 2006-G1, a Delaware statutory trust, as issuer (the “Issuer”) and U.S. Bank National Association, a national banking association, as indenture trustee (the “Indenture Trustee” and together with the Master Servicer, the Custodian and the Issuer, the “Parties” and each a “Party”).
     1. The Issuer purchased a specified portfolio of receivables consisting of automobile and light truck retail installment sale contracts and direct purchase money loans and related property from BAS Securitization LLC, a Delaware limited liability company (the “Seller”).
     2. The Master Servicer is willing to service, on behalf of the Issuer, the Issuer’s specified portfolio of receivables.
     3. For administrative convenience, the Master Servicer is willing to act as the custodian, on behalf of the Issuer, of the Issuer’s specified portfolio of receivables and related property.
     In consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the Parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND USAGE
     Section 1.1. Definitions. Certain capitalized terms used in the above recitals and in this Agreement are defined in and shall have the respective meanings assigned to them in Appendix A to the Sale Agreement, dated as of the Closing Date, between the Seller and the Issuer. All references herein to “the Agreement” or “this Agreement” are to this Master Servicing Agreement as it may be amended, supplemented or modified from time to time, the exhibits and attachments hereto and the capitalized terms used herein which are defined in such Appendix A, and all references herein to Articles, Sections and subsections are to Articles, Sections or subsections of this Agreement unless otherwise specified. The rules of construction and usage set forth in such Appendix A shall be applicable to this Agreement.
ARTICLE II
MASTER SERVICER AS CUSTODIAN
     Section 2.1. Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer, upon the execution and delivery of this Agreement, hereby revocably appoints the Custodian, and the Custodian hereby accepts such appointment, to act as the agent of the Issuer and the Indenture Trustee as custodian of the following documents or instruments, which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer pursuant to the Indenture (collectively, the “Receivable Files”) with respect to each Receivable:

          (a) the fully executed original of the installment sale contract or the promissory note and security agreement, as applicable, for such Receivable;
          (b) documents evidencing or related to any Insurance Policy;
          (c) the original credit application of each Obligor, fully executed by each such Obligor;
          (d) where permitted by law, the original Certificate of Title (when received) and otherwise such documents, if any, that the Master Servicer or the Receivables Servicer keeps on file in accordance with its Customary Servicing Practices indicating that the Financed Vehicle is owned by the Obligor and, subject to the interest of GMAC, as first lienholder or secured party; and
          (e) any and all other documents that the Master Servicer or the Receivables Servicer keeps on file in accordance with its Customary Servicing Practices relating to the individual Receivable, Obligor or Financed Vehicle.
     The Master Servicer shall be permitted to appoint (and has appointed) the Receivables Servicer to hold the documents and instruments relating to the Receivables for the benefit of the Issuer and the Indenture Trustee. The Issuer and the Indenture Trustee shall have no responsibility to monitor the Master Servicer’s (or the Receivables Servicer’s) performance as custodian and shall have no liability in connection with the Master Servicer’s (or the Receivables Servicer’s) performance of such duties hereunder.
     The Receivables Servicer has acknowledged pursuant to the Receivables Servicing Agreement receipt of the Receivable Files for each Receivable listed on the Schedule of Receivables.
     Section 2.2. Effective Period, Termination, and Amendment; Interpretive and Additional Provisions. The Master Servicer’s appointment as Custodian will become effective as of the Cut-Off Date and will continue in full force and effect until terminated as herein provided. The appointment of the Master Servicer as Custodian may be terminated by the Master Servicer by written notice to the Issuer and the Indenture Trustee, such termination to take effect no sooner than sixty (60) days after the date of such notice. Notwithstanding the foregoing, if BANA resigns as Master Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Master Servicer are terminated under Section 6.2, the appointment of the Master Servicer as Custodian hereunder will be terminated. As soon as practicable after any termination under this Section 2.2, unless the Receivables Servicer is holding the documents and instruments relating to the Receivables for the benefit of the Issuer and Indenture Trustee, the Custodian will deliver to the Indenture Trustee or the Indenture Trustee’s designee, the Receivable Files and the related accounts and Records maintained by the Custodian at such place or places as the Indenture Trustee may reasonably designate.

ARTICLE III
ADMINISTRATION AND SERVICING OF
RECEIVABLES AND PURCHASED PROPERTY
     Section 3.1. Duties of Master Servicer. Effective as of the Cut-Off Date, the Master Servicer is hereby appointed and authorized to act as agent for the Issuer and in such capacity shall (or shall require the Receivables Servicer to) manage, service, administer and make collections on the Receivables with reasonable care, using that degree of skill and attention that the Master Servicer exercises with respect to comparable automotive receivables that it (or the Receivables Servicer) services for itself or others. The Master Servicer hereby accepts such appointment and authorization and agrees to perform the duties of Master Servicer set forth herein. The Master Servicer’s duties (which have been delegated in whole or in part to the Receivables Servicer) shall include collection and posting of all payments, responding to inquiries of Obligors, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, policing the collateral and accounting for collections. Subject to the provisions of Section 3.2, the Master Servicer shall follow its Customary Servicing Practices (or the Receivables Servicer will follow the standards of the Receivables Servicer set forth in the Receivables Servicing Agreement) and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer is hereby (and the Receivables Servicer pursuant to the Receivables Servicing Agreement is thereby) authorized and empowered, pursuant to this Section 3.1, to execute and deliver, on behalf of itself or the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholder, or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and the Financed Vehicles. The Master Servicer is hereby (and the Receivables Servicer pursuant to the Receivables Servicing Agreement is thereby) authorized to commence, in its own name or in the name of the Issuer a legal Proceeding to enforce a Defaulted Receivable as contemplated by Section 3.3, to enforce all obligations or participate in a legal Proceeding (including without limitation a bankruptcy Proceeding) relating to or involving a Receivable or a Defaulted Receivable. If the Master Servicer (or the Receivables Servicer) commences or participates in such a legal Proceeding in its own name, the Master Servicer is hereby (and the Receivables Servicer pursuant to the Receivables Servicing Agreement is thereby) authorized and empowered by the Issuer pursuant to this Section 3.1, to obtain possession of the related Financed Vehicle and immediately and without further action on the part of the Issuer or the Master Servicer (or the Receivables Servicer), the Issuer shall thereupon automatically assign in trust such Receivable and the security interest in the related Financed Vehicle to the Master Servicer (or the Receivables Servicer) for the benefit of the Issuer for purposes of commencing or participating in any such Proceeding as a party or claimant. Upon such automatic assignment, the Master Servicer (or the Receivables Servicer) will be, and will have all the rights and duties of, a secured party under the UCC and other applicable law with respect to such Receivable and the related Financed Vehicle. At the Master Servicer’s request from time to time, the Issuer shall provide the Master Servicer with evidence of the assignment in trust for the benefit of the Issuer, as applicable, as may be reasonably necessary for the Master Servicer (or the Receivables Servicer’s) to take any of the actions set forth in the following sentence. The Master Servicer is hereby (and the Receivables

Servicer pursuant to the Receivables Servicing Agreement is thereby) authorized and empowered by the Issuer and the Indenture Trustee to execute and deliver in the Master Servicer’s (or the Receivables Servicer’s) name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such Proceeding. The Issuer shall furnish the Master Servicer (or the Receivables Servicer) with any powers of attorney and other documents and take any other steps which the Master Servicer (or the Receivables Servicer) may deem necessary or appropriate to enable the Master Servicer to carry out its duties herein or the Receivables Servicer to carry out its duties under the Receivables Servicing Agreement. Except to the extent required by the preceding two sentences, the authority and rights granted to the Master Servicer and the Receivables Servicer in this Section 3.1 shall be nonexclusive and shall not be construed to be in derogation of the retention by the Issuer or the Indenture Trustee of equivalent authority and rights.
     Section 3.2. Collection of Receivable Payments. The Master Servicer will make (or shall require the Receivables Servicer to make) reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same become due and will follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself and others in connection therewith. Except as provided in Section 3.7(c), each of the Master Servicer and the Receivables Servicer is hereby authorized to grant extensions, rebates, or adjustments on a Receivable without the prior consent of the Issuer. Each of the Master Servicer and the Receivables Servicer is authorized in its discretion to waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable.
     Section 3.3. Realization Upon Receivables. The Master Servicer shall (or shall require the Receivables Servicer to) use reasonable efforts, consistent with its (or the Receivables Servicer’s) Customary Servicing Practices, to repossess or otherwise convert the ownership of the Financed Vehicle that it has reasonably determined should be repossessed or otherwise converted following a default under the Receivable secured by the Financed Vehicle and to promptly liquidate such Financed Vehicle. Each of the Master Servicer and the Receivables Servicer is authorized to follow such Customary Servicing Practices as it follows in its servicing of comparable receivables, which practices, policies and procedures may include selling the Financed Vehicle at public or private sale and other actions by the Master Servicer (or the Receivables Servicer) in order to realize upon such a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Master Servicer shall not (nor shall the Receivables Servicer) expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. The Master Servicer (and the Receivables Servicer) shall be entitled to receive Liquidation Expenses with respect to each Defaulted Receivable at such time as the Receivable becomes a Defaulted Receivable.
     Section 3.4. Allocations of Collections. If an Obligor is obligated under one or more Receivables and also under one or more other assets owned by the Issuer or a third party, then any payment on any such asset received from or on behalf of such Obligor will, if identified as being made with respect to a particular item or asset, be applied to such item, and otherwise will be allocated by the Master Servicer or the Receivables Servicer in accordance with its Customary Servicing Practices.
     Section 3.5. Maintenance of Security Interests in Financed Vehicles. The Master Servicer shall (or shall require the Receivables Servicer to), in accordance with its Customary Servicing Practices and at its own expense, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Issuer hereby authorizes the Master Servicer (or the Receivables Servicer) to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee, as necessary because of the relocation of a Financed Vehicle, or for any other reason.
     Section 3.6. Maintenance of Insurance Policies.
     The Master Servicer shall (or shall require the Receivables Servicer to), in accordance with its Customary Servicing Practices, require that each Obligor shall have obtained physical damage insurance covering the Financed Vehicle as of the execution of the related Receivable.
     Section 3.7. Covenants of Master Servicer. The Master Servicer covenants that from and after the closing hereunder:
     (a) Liens in Force. Except as contemplated in the Transaction Documents, the Master Servicer shall not (and shall require the Receivables Servicer not to) release in whole or in part any Financed Vehicle from the security interest securing the related Receivable;
     (b) No Impairment. The Master Servicer shall not (and shall require the Receivables Servicer not to) do anything to impair the rights of the Issuer in and to the Receivables; and
     (c) No Modifications. The Master Servicer shall not (and shall require the Receivables Servicer not to) amend or otherwise modify any Receivable such that the Amount Financed, the Annual Percentage Rate or the number of originally scheduled due dates, is altered or such that the last scheduled due date occurs after the Termination Date.
     Section 3.8. Repurchase of Receivables Upon Breach by the Master Servicer. Upon discovery by any Party to this Agreement of a breach of any of the covenants set forth in Sections 3.5 that materially and adversely affects the interest of the Issuer in any Receivable, the Party discovering such breach shall give prompt written notice thereof to the other. As of the last day of the second Collection Period following its discovery or receiving notice of such breach (or, at the Master Servicer’s election, the last day of the first Collection Period so following), the Master Servicer shall (or shall require the Receivables Servicer to), unless it shall have cured such breach in all material respects, purchase from the Issuer any Receivable materially and adversely affected by such breach and no later than the related Payment Date, the Master Servicer shall pay (or cause to be paid) the Repurchase Price. It is understood and agreed that the obligation of the Master Servicer to purchase (or to require the Receivables Servicer to purchase) any Receivable with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy (except as provided in Section 5.2 of this Agreement) against the Master Servicer for such breach available to the Issuer.

     Upon receipt of the Repurchase Price, the Issuer shall assign (without recourse, representation or warranty) to or at the direction of the Master Servicer, all of the Issuer’s right, title and interest in, to and under such Administrative Receivable, all monies due thereon, the security interests in the related Financed Vehicle, proceeds from any Insurance Policies and the interests in certain rebates of premiums and other amounts relating to the Insurance Policies and any document relating thereto, such assignment being an assignment outright and not for security; and the Master Servicer (or its designee), shall thereupon own such Receivable, and all such security and documents, free of any further obligations to the Issuer with respect thereto.
     Section 3.9. [Reserved].
     Section 3.10. Servicing Fee and Supplemental Servicing Fee Payable to the Master Servicer. (a) Servicing Fee. To compensate the Master Servicer for services rendered under this Agreement, the Issuer will pay the Master Servicer the Servicing Fee from the Cut-Off Date until the earliest to occur of:
     (i) resignation of the Master Servicer pursuant to Section 5.6;
     (ii) termination of the Master Servicer pursuant to Section 6.2; or
     (iii) the Termination Date.
     Such Servicing Fee will be payable by the Issuer on each Payment Date following the Cut-Off Date until the Termination Date in accordance with Sections 5.4(b) and 8.4(a) of the Indenture.
     (b) Supplemental Servicing Fee. In addition to the Servicing Fee, and as additional compensation for its services rendered under this Agreement, the Master Servicer will be entitled to retain any late fees, prepayment charges, extension fees and other administrative fees and expenses or similar charges allowed by applicable law collected (from whatever source) on the Receivables during each Collection Period (such amounts, the “Supplemental Servicing Fee”).
     Section 3.11. Annual Statement as to Compliance; Notice of Master Servicer Termination Event. (a) The Master Servicer will deliver to the Issuer, with a copy to the Indenture Trustee, on or before March 20 of each year beginning March 20, 2007, an Officer’s Certificate, dated as of December 31 of the immediately preceding year, stating that:
     (i) a review of the activities of the Master Servicer during the preceding 12-month period (or, with respect to the first such certificate, such period as shall have elapsed from the Cut-Off Date to the date of such certificate) and of its performance under the Transaction Documents has been made under such officer’s supervision; and
     (ii) to such officer’s knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Transaction Documents throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

     (b) The Master Servicer shall deliver to the Issuer on or before March 20 of each year, beginning on March 20, 2007, a report regarding the Master Servicer’s assessment of compliance within the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.
     (c) The Master Servicer will deliver to the Issuer promptly after having obtained knowledge thereof, notice of the occurrence of any Master Servicer Termination Event.
     Section 3.12. Annual Report of Assessment of Compliance with Servicing Criteria. The Master Servicer shall cause a firm of independent certified public accountants, who may also render other services to the Master Servicer, to deliver to the Issuer on or before March 20 of each year, beginning March 20, 2007, a report (the “Report of Assessment of Compliance with Servicing Criteria”) delivered to the Board of Directors of the Master Servicer that would satisfy the requirements of Rule 13a-18 or Rule 15d-18 under the Exchange Act and Item 1122 of Regulation AB, as applicable, on the assessment of compliance with the applicable Servicing Criteria listed on Exhibit B hereto with respect to the prior calendar year (and the Issuer shall deliver a copy of such report to the Indenture Trustee promptly upon receipt, but no later than March 20 of each year, beginning March 20, 2007); provided, however, that the Master Servicer shall not be required to deliver a Report of Assessment of Compliance with Servicing Criteria with respect to any year for which the Issuer is not filing an annual report on Form 10-K pursuant to the Exchange Act.
     Section 3.13. Master Servicer Expenses. Subject to any limitations on the Master Servicer’s liability herein, the Master Servicer will be required to pay all expenses incurred by it in connection with its activities hereunder, including fees, expenses and disbursements of any independent accountants and taxes imposed on the Master Servicer.
ARTICLE IV
DISTRIBUTIONS; STATEMENTS
     Section 4.1. Establishment of Initial Account; Deposits into Collection Account.
     (a) Prior to the Closing Date, there shall have been established an Eligible Account to which the Master Servicer shall cause the Receivables Servicer to agree to deposit Collections on the Receivables, as more specifically described in the Receivables Servicing Agreement (such account, the “Initial Account”). The Initial Account was established and shall initially be maintained with an Eligible Institution. No checks shall be issued, printed or honored with respect to the Initial Account. All monies owned by the Issuer on deposit from time to time in the Initial Account shall be held by the Eligible Institution. To the extent the Receivables Servicer deposits monies into the Initial Account that do not constitute Collections on the Receivables, or are not otherwise owned by the Issuer, then the Master Servicer may direct the Indenture Trustee to transfer such funds to such account as the Master Servicer may direct from time to time, and such monies shall not be deposited into the Collection Account.
     (b) If the Monthly Remittance Condition is satisfied with respect to the Master Servicer, then on the Business Day prior to each Payment Date, the Indenture Trustee is hereby instructed to withdraw from such account for deposit into the Collection Account an amount equal to all Collections deposited into the Initial Account during the related Collection Period; provided, however, that such withdraw may be made net of Servicing Fees and unpaid Servicing Fees in accordance with Section 4.2(b). Additionally, on each Payment Date, the Indenture Trustee is hereby instructed to withdraw from the Initial Account for deposit into the Collection Account an amount equal to all Liquidation Proceeds and all Collections, in each case for the related Collection Period, if any, deposited into the Initial Account on such Payment Date.
     Prior to such withdrawal by the Indenture Trustee, the Master Servicer may direct the Eligible Institution at which the Initial Account is established to invest the funds on deposit in the Initial Account in investments that mature not later than the Business Day immediately prior to the Payment Date for the Collection Period to which such amounts relate and such investments shall be held to maturity. However, so long as the Monthly Remittance Condition is satisfied with respect to the Master Servicer, funds in the Initial Account may be invested in any investment selected by the Master Servicer so long as such investment meets the maturity criteria described above and need not be invested in Permitted Investments; provided, however, that the Master Servicer shall promptly (and no later than the Business Day prior to the Payment Date) deposit into the Initial Account an amount equal to any resulting net investment loss (taking into account gains and losses) for the related Collection Period. Any resulting net investment gains (taking into account gains and losses) for any Collection Period shall be distributed by the Indenture Trustee to (or at the direction of) the Master Servicer as additional servicing compensation. Subject to Section 6.1(c) of the Indenture, the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in the Initial Account resulting from any loss on any investment included therein, except for losses attributable to the Indenture Trustee’s failure to make payments on any such investments issued by the Indenture Trustee in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.
     (c) If the Monthly Remittance Condition is not satisfied with respect to the Master Servicer, then the Indenture Trustee is hereby instructed to withdraw on each Business Day from the Initial Account for deposit into the Collection Account all Collections on deposit in the Initial Account. For the avoidance of doubt, if the Monthly Remittance Condition is not satisfied then funds on deposit in the Initial Account will be withdrawn on each Business Day and deposited into the Collection Account, and therefore such funds will remain uninvested.
     (d) The Master Servicer shall not be liable for any failure by the Receivables Servicer to deposit Collections into the Initial Account in accordance with the requirements of the Receivables Servicing Agreement.
     (e) Notwithstanding the foregoing, the Master Servicer may elect to direct the Receivables Servicer to deposit Collections directly to the Collection Account, rather than to the Initial Account.
     Section 4.2. Net Remittances; Retention of Servicing Fees.
     (a) Supplemental Servicing Fees may be retained by the Master Servicer or the Receivables Servicer, and need not be deposited into the Initial Account or the Collection Account.

     (b) Upon notice by the Master Servicer to the Indenture Trustee in writing, the amounts deposited in the Initial Account may be net of the Servicing Fee and any unpaid Servicing Fee owed to the Master Servicer; provided, however, that such amounts will be listed separately on the Monthly Servicer Report as if such amounts were distributed to the Master Servicer separately. If only amounts net of Servicing Fees and unpaid Servicing Fees are deposited into the Initial Account, then the Indenture Trustee will make the withdrawal specified in the first sentence of Section 4.1(b) net of Servicing Fees and unpaid Servicing Fees.
     Section 4.3. Statements to Issuer. On or before the 10th calendar day of each month, or if the 10th calendar day is not a Business Day, the next succeeding Business Day, commencing on December 11, 2006 the Master Servicer will deliver (or shall require the Receivables Servicer to deliver) to the Issuer and the Indenture Trustee with respect to all of the Receivables on an aggregate basis a monthly servicer report substantially in the form attached hereto as Exhibit A (each, a “Monthly Servicer Report”) and a monthly data file (setting forth account-level data identified by account number) as will be mutually agreed to by the Master Servicer and the Indenture Trustee (the “Monthly Data File”), each in electronic form. The Indenture Trustee shall not be responsible for verifying or confirming the accuracy of the information provided to it by or at the direction of the Master Servicer.
ARTICLE V
THE MASTER SERVICER
     Section 5.1. Representations of Master Servicer. The Master Servicer makes the following representations as of the Cut-Off Date and as of the Closing Date:
     (a) Existence and Power. The Master Servicer is a national banking association validly existing and in good standing under the laws of the United States and has, in all material respects, full power and authority to own its assets and operate its business as presently owned or operated, and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party or affect the enforceability or collectibility of the Receivables or any other part of the Purchased Assets. The Master Servicer has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Master Servicer to perform its obligations under the Transaction Documents or affect the enforceability or collectibility of the Receivables or any other part of the Purchased Assets.
     (b) Authorization and No Contravention. The execution, delivery and performance by the Master Servicer of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of the Master Servicer and do not contravene or constitute a default under (i) any applicable law, rule or regulation, (ii) its organizational documents or (iii) any material indenture or material agreement or instrument to which the Master Servicer is a party or by which its properties are bound (other than violations of such laws, rules, regulations, indentures or agreements which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Master Servicer’s ability to perform its obligations under, the Transaction Documents).

     (c) No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Master Servicer of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectibility of the Receivables or any other part of the Purchased Assets or would not materially and adversely affect the ability of the Master Servicer to perform its obligations under the Transaction Documents.
     (d) Binding Effect. Each Transaction Document to which the Master Servicer is a party constitutes the legal, valid and binding obligation of the Master Servicer enforceable against the Master Servicer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally and, if applicable, the rights of creditors of national banks from time to time in effect or by general principles of equity.
     (e) No Proceedings. There are no actions, orders, suits or Proceedings pending or, to the knowledge of the Master Servicer, threatened against the Master Servicer before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by the Master Servicer of its obligations under this Agreement or any of the other Transaction Documents or have a material adverse effect on the Noteholders or (iv) relating to the Master Servicer that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.
     Section 5.2. Indemnities of Master Servicer. The Master Servicer shall be liable in accordance with this Agreement only to the extent of the obligations in this Agreement specifically undertaken by the Master Servicer. Such obligations shall include the following:
     (a) The Master Servicer shall defend, indemnify and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholder and the Seller from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Master Servicer or any Affiliate thereof of a Financed Vehicle.
     (b) Indemnification under this Section 5.2 by Master Servicer (or any successor thereto pursuant to Sections 5.3 and 5.6 as Master Servicer, with respect to the period such Person was the Master Servicer, shall survive the termination of such Person as Master Servicer or a resignation by such Person as Master Servicer as well as the termination of this Agreement or the resignation or removal of the Owner Trustee or the Indenture Trustee and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Master Servicer shall have made any indemnity payments pursuant to this Section 5.2 and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Master Servicer, without interest.

     Section 5.3. Merger or Consolidation of, or Assumption of the Obligations of, Master Servicer. Any corporation or other entity (a) into which the Master Servicer may be merged or consolidated, (b) resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, (c) succeeding to the business of the Master Servicer, or (d) more than 50% of the voting stock (or, if not a corporation, other voting interests) of which is owned directly or indirectly by BAC, which corporation or other entity in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Master Servicer under the Transaction Documents, shall be the successor to the Master Servicer under the Transaction Documents without the execution or filing of any paper or any further act on the part of any of the Parties to this Agreement, anything in the Transaction Documents to the contrary notwithstanding. The Master Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 5.3 to the Issuer and the Indenture Trustee.
     Section 5.4. Limitation on Liability of Master Servicer and Others. (a) None of the Master Servicer, the Custodian or any of the directors, officers, employees or agents of the Master Servicer or the Custodian shall be under any liability to the Indenture Trustee or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer, the Custodian or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. Without limiting the foregoing, neither the Master Servicer nor the Custodian shall be responsible with respect to any duties that it delegates to sub-contractors or subservicers (including the Receivables Servicer) and neither will be obligated or liable to the Issuer and the Indenture Trustee for the conduct or misconduct of such sub-contractors or subservicers (including the Receivables Servicer) selected by the Master Servicer or the Custodian with reasonable care. The Master Servicer, the Custodian and any director, officer, employee or agent of the Master Servicer or the Custodian may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Master Servicer nor the Custodian shall be liable for any acts or omissions of any sub-contractor or subservicer (including the Receivables Servicer) except to the extent that damages or expenses are incurred as a result of such act or omissions and such damages and expenses would not have been incurred but for the gross negligence, willful misfeasance, bad faith or recklessness of the Master Servicer or the Custodian in monitoring the obligations of the sub-contractors or subservicers (including the Receivables Servicer) referred to in this Agreement.
     (b) None of the Master Servicer, the Custodian or any of the directors or officers or employees or agents of the Master Servicer or the Custodian shall be under any liability to the Issuer, except as specifically provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer, the Custodian or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence (except errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties herein. The Master Servicer, the Custodian and any director, officer or employee or agent of the Master Servicer or the Custodian may reasonably rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement or under the other Transaction Documents.
     (c) Except as provided in this Agreement, neither the Master Servicer nor the Custodian shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service, or with respect to custody of, the Receivables in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Master Servicer or the Custodian may undertake any reasonable action that it may deem necessary or desirable in respect of the Transaction Documents and the rights and duties of the Parties to the Transaction Documents and the interests of the Issuer in the Transaction Documents. In such event, the legal expenses and costs for such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer and the Master Servicer and the Custodian shall be entitled to be reimbursed therefor, and the Issuer shall defend, indemnify and hold harmless the Master Servicer and the Custodian from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting therefrom.
     Section 5.5. Subservicer and Delegation of Duties. The Master Servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as Custodian) under the Transaction Documents to any of its Affiliates or (b) specific duties to sub-contractors who are in the business of performing such duties. Without limiting the generality of the preceding paragraph, the Receivables Servicer will be a subservicer pursuant to the terms and conditions of the Receivables Servicing Agreement, and the parties acknowledge that the direct servicing and custodianship of the Receivables will initially be conducted by the Receivables Servicer, and that the Master Servicer will not directly service or maintain custody of the Receivables.
     Section 5.6. Master Servicer Not to Resign as Master Servicer; Resignation and Termination of Receivables Servicer. (a) Subject to the provisions of Section 5.3, the Master Servicer shall not resign from its obligations and duties under this Agreement except upon the mutual consent of the Master Servicer, the Indenture Trustee and the Issuer or upon its determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of the Master Servicer shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Issuer and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Master Servicer shall have (i) taken the actions required by Section 6.2 and (ii) assumed the responsibilities and obligations of the Master Servicer.
     (b) The Receivables Servicing Agreement with the Receivables Servicer may be terminated upon the terms and conditions set forth in such agreement.
     Section 5.7. Master Servicer May Own Notes or Certificates. The Master Servicer, and any Affiliate of the Master Servicer, may, in its individual or any other capacity, become the owner or pledgee of Notes or Certificates with the same rights as it would have if it were not the

Master Servicer or an Affiliate thereof, except as otherwise expressly provided herein or in the other Transaction Documents. Except as set forth herein or in the other Transaction Documents, Notes and Certificates so owned by or pledged to the Master Servicer or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Notes and Certificates.
ARTICLE VI
SERVICING TERMINATION
     Section 6.1. Master Servicer Termination Events. (a) If any one or more of the following events (“Master Servicer Termination Event”) shall occur and be continuing:
     (i) any failure by the Master Servicer to deliver to the Indenture Trustee any payment required to be so delivered by the Master Servicer under the terms of this Agreement that shall continue unremedied for a period of ten (10) Business Days after written notice of such failure is received by the Master Servicer from the Issuer or the Indenture Trustee; or
     (ii) failure on the part of the Master Servicer duly to observe or to perform in any material respect any other covenants or agreements, as the case may be, set forth in this Agreement, which failure shall (A) materially and adversely affect the rights of Noteholders or Certificateholders and (B) continue unremedied for a period of ninety (90) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Master Servicer by the Issuer or the Indenture Trustee or (2) to the Issuer, the Indenture Trustee and the Master Servicer by the Noteholders of Notes evidencing not less than a majority of the principal amount of the Outstanding Notes or, if no Notes are Outstanding, by holders of Certificates evidencing Residual Interest aggregating at least a majority; or
     (iii) the Master Servicer suffers a Bankruptcy Event;
     then the Indenture Trustee (provided, that a Responsible Officer of the Indenture Trustee shall have received written notice thereof) shall promptly notify each Rating Agency, and in each and every case, so long as a Master Servicer Termination Event shall not have been remedied, either the Indenture Trustee or the holders of Notes evidencing not less than a majority of the principal amount of the Notes Outstanding (or, if no Notes are Outstanding, Certificates evidencing Residual Interest aggregating at least a majority), by notice then given in writing to the Master Servicer (and to the Indenture Trustee and the Issuer if given by the Noteholders and to the Issuer if given by the Certificateholders and in each case with a copy to the Rating Agencies) may terminate all of the rights and obligations of the Master Servicer under this Agreement. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Trust Estate or otherwise, shall pass to and be vested in the Indenture Trustee or such successor Master Servicer as may be appointed under Section 6.2; and, without limitation, the Indenture Trustee and the Issuer are hereby authorized and empowered to execute and deliver, on behalf of the predecessor Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise.
     (b) Upon termination of the Master Servicer under Section 6.1(a), the predecessor Master Servicer shall cooperate with the Indenture Trustee, the Issuer and such successor Master Servicer in effecting the termination of the responsibilities and rights of the predecessor Master Servicer under this Agreement, including the transfer to the Indenture Trustee or such successor Master Servicer for administration of all cash amounts that shall at the time be held by the predecessor Master Servicer for deposit, or shall thereafter be received with respect to a Receivable and the delivery of the Receivable Files and the related accounts and Records to the extent maintained by the Master Servicer. All reasonable costs and expenses (including attorneys’ fees) incurred in connection with transferring the Receivable Files to the successor Master Servicer and amending this Agreement to reflect such succession as Master Servicer pursuant to this Section 6.1 shall be paid by the predecessor Master Servicer upon presentation of reasonable documentation of such costs and expenses. To the extent such costs and expenses are not paid by the predecessor Master Servicer, such costs and expenses shall be paid by the Issuer.
     (c) Upon termination of the Master Servicer under Section 6.1(a), the successor Master Servicer shall service the Receivables through the Receivables Servicing Agreement, unless the Receivables Servicing Agreement has been terminated pursuant to the terms and conditions set forth therein.
     Section 6.2. Appointment of Successor Master Servicer. (a) Upon the Master Servicer’s receipt of notice of termination pursuant to Section 6.1 or the Master Servicer’s resignation in accordance with the terms of this Agreement, the predecessor Master Servicer shall continue to perform its functions as Master Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (x) the date 45 days from the delivery to the Indenture Trustee and the Issuer of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Master Servicer shall become unable to act as Master Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Master Servicer’s resignation or termination hereunder, the Indenture Trustee shall appoint a successor Master Servicer, and the successor Master Servicer shall accept its appointment by a written assumption in form acceptable to the Issuer and the Indenture Trustee (with a copy to each Rating Agency). In the event that a successor Master Servicer has not been appointed at the time when the predecessor Master Servicer has ceased to act as Master Servicer in accordance with this Section 6.2, the Indenture Trustee without further action shall automatically be appointed the successor Master Servicer. The Indenture Trustee may resign as the Master Servicer by giving written notice of such resignation to the Issuer and in such event shall be released from such duties and obligations, such release not to be effective until the date a successor Master Servicer enters into a written assumption as provided in this Section. Upon delivery of any such notice to the Issuer, the Issuer shall obtain a new master servicer as the successor Master Servicer in accordance with this Section. Notwithstanding the above, if the Indenture Trustee shall be legally unable so to act or if, within 30 days after the delivery of its notice of resignation, the Issuer shall not have obtained a successor Master Servicer, the Indenture Trustee shall appoint, or petition a court of competent jurisdiction to appoint, any established institution, having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of automotive receivables, as the successor to the Master Servicer under this Agreement; provided that the Rating Agency Condition shall be satisfied in connection with such appointment.
     (b) Upon appointment, the successor Master Servicer shall be the successor in all respects to the predecessor Master Servicer and shall be subject to all the responsibilities, duties, and liabilities arising thereafter relating thereto placed on the predecessor Master Servicer, by the terms and provisions of this Agreement; provided, that (i) any failure of such successor Master Servicer to perform such responsibilities or duties that are caused by the predecessor Master Servicer’s failure to provide information or monies required hereunder shall not be considered a default by such successor Master Servicer, (ii) such successor Master Servicer shall have no liability for actions, inactions or representations of the predecessor Master Servicer, (iii) the successor Master Servicer shall have no obligation to pay any taxes required to be paid by the predecessor Master Servicer, (iv) the successor Master Servicer shall have no obligation to pay any of the fees and expenses of any other party involved in this transaction (other than the fees and expenses of the Receivables Servicer) and (v) the successor Master Servicer shall have no liability or obligation with respect to any indemnification obligations of any predecessor Master Servicer. The indemnification obligations of the successor Master Servicer are expressly limited to those instances of negligence or willful misconduct of such entity in its capacity as successor Master Servicer.
     (c) In connection with such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor Master Servicer out of payments on Receivables as it and such successor Master Servicer shall agree; provided, however, that no such compensation shall be in excess of the compensation permitted for the predecessor Master Servicer under this Agreement. The Indenture Trustee and such successor Master Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.
     (d) Notwithstanding anything herein or in the other Transaction Documents to the contrary, in no event shall any successor Master Servicer be required to purchase any Receivable pursuant to Section 3.8 herein.
     Section 6.3. Notification to Noteholders and Certificateholders. Upon any termination of, or appointment of a successor to, the Master Servicer pursuant to this Article VI, the Indenture Trustee shall give prompt written notice thereof to Noteholders, and the Issuer shall give prompt written notice thereof to Certificateholders at their respective addresses of record and to each Rating Agency.
     Section 6.4. Waiver of Past Master Servicer Termination Events. The holders of Notes evidencing not less than a majority of the principal amount of the Controlling Class (or, if no Notes are outstanding, holders of Certificates evidencing a majority of the Residual Interest) may, on behalf of all Noteholders and Certificateholders, waive any Master Servicer Termination Event hereunder and its consequences, except an event resulting from the failure by the Master Servicer to make any required payments in accordance with this Agreement, which shall require the unanimous vote of all Holders of Outstanding Securities. Upon any such waiver of a past

Master Servicer Termination Event, such Master Servicer Termination Event shall cease to exist, and shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other Master Servicer Termination Event or impair any right consequent thereon. The Indenture Trustee shall provide written notice of any such waiver to the Rating Agencies.
     Section 6.5. Termination. This Agreement will terminate on the Payment Date in the month following the final payment or liquidation of all the Receivables; provided, however, that so long as GMAC is the Receivables Servicer, this Agreement will terminate on the earlier of (x) such Payment Date or (y) the Payment Date immediately succeeding the Termination Date, in which case, the Master Servicer will have no obligation thereafter to continue to service the Receivables, whether such Receivables remain outstanding, are paid in full, are delinquent, are defaulted or are in a bankruptcy or other similar Proceeding. On and after the Termination Date all collections realized from the Receivables will be paid to the Master Servicer (or to the Receivables Servicer pursuant to the Receivables Servicing Agreement), and will be property of the Master Servicer (or the Receivables Servicer) and the Issuer, the Noteholders and the Certificateholders will not be entitled to such collections or have any remaining interest in the Receivables.
     Section 6.6. Optional Purchase of All Receivables. The Master Servicer, or if the Master Servicer does not exercise such right, a Certificateholder evidencing a majority of the Residual Interest in the Certificates so long as the Certificateholder is not BANA, the Seller or an Affiliate thereof, may purchase the outstanding Receivables (such purchase, the “Optional Purchase”) and the other assets in the Trust Estate on any Payment Date if both of the following conditions are satisfied: (i) as of the last day of the related Collection Period, the Pool Balance has declined to 10% or less of the Pool Balance as of the Cut-Off Date and (ii) the sum of the Optional Purchase Price and the Available Collections for such Payment Date would be sufficient to pay (A) the amounts required to be paid under Section 8.4(a) of the Indenture (assuming that such Payment Date is not the Redemption Date) and (B) the aggregate unpaid Note Balance of all of the Outstanding Notes as determined by the Indenture Trustee. To exercise such option, the Master Servicer or Certificateholder, as applicable, shall deposit the Optional Purchase Price to the Collection Account on such Payment Date. The Master Servicer or Certificateholders, as applicable, shall furnish written notice of such election (a) to CARI and GMAC not later than thirty (30) Business Days prior to the Payment Date and (b) to the Indenture Trustee and the Issuer not later than twenty (20) days (or such longer period as may be required under the Note Depository Agreement) prior to the Payment Date on which the Notes shall be redeemed. Following its receipt of such notice, (i) the Indenture Trustee will promptly (but not later than 3 Business Days after it has received such notice) provide notice of such purchase to the Noteholders of record and (ii) the Issuer will promptly (but not later than 3 Business Days after it has received such notice) provide notice of such purchase to the Certificateholders of record. The purchase price for the Trust Estate under this Section 6.6 shall be equal to the Optional Purchase Price. If the Master Servicer exercises its option to purchase the Trust Estate, any Holder of a majority of the Residual Interest may purchase the Trust Estate from the Master Servicer at a price equal to the Optional Purchase Price so long as such Holder is not BANA, the Seller or an Affiliate thereof. The Certificateholders are intended third-party beneficiaries of this Section.

Section 6.7. Enforcement of Receivable Servicer’s Obligations.
     (a) The Master Servicer, on behalf of the Indenture Trustee, the Issuer and the Noteholders shall, from and after the Closing Date, monitor the performance of the Receivables Servicer under the Receivables Servicing Agreement. Upon the occurrence of a default by the Receivables Servicer under the Receivables Servicing Agreement, of which an Authorized Officer of the Master Servicer has actual knowledge, the Master Servicer shall promptly notify the Indenture Trustee thereof, and shall specify in such notice the action, if any, the Master Servicer is taking in respect of such default. So long as any such default shall be continuing, the Master Servicer shall, in each and every case, so long as such default shall not have been remedied, upon the direction of the Indenture Trustee or the holders of Notes evidencing at least a majority of the principal amount of the Notes Outstanding (or, if no Notes are Outstanding, Certificates evidencing Residual Interest aggregating at least a majority), by notice then given in writing to the Master Servicer (and to the Indenture Trustee and the Issuer if given by the Noteholders and to the Issuer if given by the Certificateholders and in each case with a copy to the Rating Agencies) (i) terminate all of the rights and powers of the Receivables Servicer pursuant to the applicable provisions of the Receivables Servicing Agreement; (ii) exercise any rights it may have to enforce the Receivables Servicing Agreement against the Receivables Servicer; and/or (iii) waive any such default under the Receivables Servicing Agreement or take any other action with respect to such default as is permitted thereunder.
     (b) Upon the Master Servicer’s receipt of notice to terminate the Receivables Servicer pursuant to Section 6.7(a) or the Receivables Servicer’s resignation in accordance with the terms of the Receivables Servicing Agreement, the Master Servicer will have the option, but not the obligation, to service the Receivables, and if the Master Servicer shall not elect service the Receivables, the Indenture Trustee shall appoint a successor Receivables Servicer, and the successor Receivables Servicer shall accept its appointment by a written assumption in form acceptable to the Master Servicer, the Issuer and the Indenture Trustee (with a copy to each Rating Agency). In the event that a successor Receivables Servicer has not been appointed at the time when the predecessor Receivables Servicer has ceased to act as Receivables Servicer in accordance with this Section 6.7(b) and the Receivables Servicing Agreement and the Master Servicer shall not elect to service the Receivables, the Indenture Trustee without further action shall automatically be appointed the successor Receivables Servicer. The Indenture Trustee may resign as the Receivables Servicer by giving written notice of such resignation to the Issuer and in such event shall be released from such duties and obligations, such release not to be effective until the date a successor Receivables Servicer enters into a written assumption as provided in this Section. Upon delivery of any such notice to the Issuer, the Issuer shall obtain a new receivables servicer as the successor Receivables Servicer in accordance with this Section. Notwithstanding the above, if the Indenture Trustee shall be legally unable so to act or if, within 30 days after the delivery of its notice of resignation, the Issuer shall not have obtained a successor Receivables Servicer, the Indenture Trustee shall appoint, or petition a court of competent jurisdiction to appoint, any established institution, having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of automotive receivables, as the successor to the Receivables Servicer under the Receivables Servicing Agreement; provided that the Rating Agency Condition shall be satisfied in connection with such appointment.

     (c) Upon appointment, the successor Receivables Servicer shall be the successor in all respects to the predecessor Receivables Servicer and shall be subject to all the responsibilities, duties, and liabilities arising thereafter relating thereto placed on the predecessor Receivables Servicer, by the terms and provisions of the Receivables Servicing Agreement, provided, that (i) any failure of such successor Receivables Servicer to perform such responsibilities or duties that are caused by the predecessor Receivables Servicer’s failure to provide information or monies required thereunder shall not be considered a default by the Receivables Servicer, (ii) such successor Receivables Servicer shall have no liability for actions, inactions or representations of the predecessor Receivables Servicer, (iii) the successor Receivables Servicer shall have no obligation to pay any taxes required to be paid by the predecessor Receivables Servicer, (iv) the successor Receivables Servicer shall have no obligation to pay any of the fees and expenses of any other party involved in this transaction (other than any party to whom the Receivables Servicer has delegated servicing responsibilities) and (v) the successor Receivables Servicer shall have no liability or obligation with respect to any indemnification obligations of any predecessor Receivables Servicer. The indemnification obligations of any successor Receivables Servicer are expressly limited to those instances of negligence or willful misconduct of such entity in its capacity as successor Receivables Servicer.
     (d) In connection with any such appointment, the Master Servicer may make such arrangements for the compensation of such successor as it and such successor shall agree, but in no event shall such compensation of any successor Receivables Servicer (including the Master Servicer) be in excess of that payable to the Receivables Servicer under the affected Receivables Servicing Agreement.
     The Master Servicer shall pay the costs of such enforcement (including the termination of the Receivables Servicer, the appointment of a successor Receivables Servicer or the transfer and assumption of the servicing by the Master Servicer) at its own expense and shall be reimbursed therefor initially (i) by the terminated Receivables Servicer, (ii) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Receivables, (iii) from a specific recovery of costs, expenses or attorney’s fees against the party against whom such enforcement is directed, or (iv) by the Issuer to the extent that such amounts described in clauses (i) through (iii) above are insufficient to reimburse the Master Servicer for such costs of enforcement.
     If the Master Servicer assumes the servicing with respect to any of the Receivables, it will not assume liability for the representations and warranties of the Receivables Servicer it replaces or for the errors or omissions of such Receivables Servicer.
ARTICLE VII
MISCELLANEOUS PROVISIONS
     Section 7.1. Amendment. (a) Any term or provision of this Agreement may be amended by the Master Servicer or the Issuer with prior notice to each Rating Agency but without the consent of the Indenture Trustee, any Noteholder or the Owner Trustee; provided that such amendment shall not, as evidenced by an Officer’s Certificate of the Seller delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the

Noteholders, the Indenture Trustee or the Owner Trustee; provided, further, that any amendment entered into pursuant to this Section 7.1(a) shall not significantly change the permitted activities of the Issuer.
     (b) Any term or provision of this Agreement may be amended by the Master Servicer or the Issuer with prior notice to each Rating Agency but without the consent of the Indenture Trustee, any Noteholder, the Owner Trustee or any other Person to add, modify or eliminate any provisions as may be necessary or advisable in order to enable the Master Servicer or the Issuer or any of its Affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle; provided that such amendment shall not, as evidenced by an Officer’s Certificate of the Seller delivered to the Indenture Trustee and the Owner Trustee materially and adversely affect the interests of the Noteholders, the Issuer, the Indenture Trustee or the Owner Trustee; provided, further, that the Rating Agency Condition with respect to Standard & Poor’s shall have been satisfied; provided, further, that any amendment entered into pursuant to this Section 7.1(b) shall not significantly change the permitted activities of the Issuer.
     (c) This Agreement may also be amended from time to time by the Master Servicer or the Issuer with prior notice to each Rating Agency and with the consent of the Holders evidencing not less than a majority of the Note Balance of the Controlling Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.
     Notwithstanding anything in this Section 7.1 to the contrary, no amendment to this Agreement may significantly change the permitted activities of the Issuer without the consent of the majority of all Outstanding Noteholders.
     (d) Prior to the execution of any amendment to this Agreement, the Master Servicer or the Issuer shall provide written notification of the substance of such amendment to each Rating Agency; and promptly after the execution of any such amendment or consent, the Master Servicer or the Issuer shall furnish a copy of such amendment or consent to each Rating Agency and the Indenture Trustee.
     (e) Prior to the execution of any amendment to this Agreement, the Seller, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement. Furthermore, notwithstanding anything to the contrary herein, this Agreement may not be amended in any way that would adversely affect the Owner Trustee’s rights, privileges, indemnities, duties or obligations under this Agreement, the Transaction Documents or otherwise without the prior written consent of the Owner Trustee.
     Section 7.2. Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed in any number of counterparts, each of which counterparts will be deemed to be an original, and all of which counterparts will constitute but one and the same instrument.
     Section 7.3. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING TO THE MAXIMUM EXTENT PERMITTED BY LAW ALL OTHER CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
     Section 7.4. Submission to Jurisdiction; Waiver of Jury Trial. Each of the Parties hereto hereby irrevocably and unconditionally:
     (a) submits for itself and its property in any legal action or Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;
     (b) consents that any such action or Proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or Proceeding in any such court or that such action or Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
     (c) agrees that service of process in any such action or Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 7.6 of this Agreement;
     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
     (e) to the extent permitted by applicable law, each Party hereto irrevocably waives all right of trial by jury in any action, Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.
     Section 7.5. Headings and Cross-References. The various headings in this Agreement are included for convenience only and will not affect the meaning or interpretation of any provision of this Agreement.

     Section 7.6. Notices. All communications and notices pursuant hereto to any Party must be in writing or by fax and addressed or delivered to it at its address as shown in Schedule I to the Sale Agreement or at such other address as may be designated by it by notice to the other Parties and, if mailed or sent by fax, will be deemed given upon receipt at the address or fax number for each Party as set forth on Schedule I to the Sale Agreement.
     Section 7.7. Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement will be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms will be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and will in no way affect the validity or enforceability of the other provisions of this Agreement.
     Section 7.8. Further Assurances. The Master Servicer agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Issuer more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.
     Section 7.9. Waivers. No failure or delay on the part of the Master Servicer, the Issuer or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Party hereto in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Party hereto under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.
     Section 7.10. Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     Section 7.11. Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Parties hereto, the Noteholders and the Residual Interestholders and their respective successors and permitted assigns and the Owner Trustee shall be an express third party beneficiary hereof and may enforce the provisions hereof as if it were a party hereto. Except as otherwise provided in this Section, no other Person will have any right hereunder.
     Section 7.12. Nonpetition Covenant. Each Party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such Party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any Party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the Parties hereto shall commence or join with any other Person in commencing any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section shall survive the termination of this Agreement.
     Section 7.13. Limitation of Liability. Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee, and in no event shall it have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or under the Notes or any of the other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer. Under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expense of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Transaction Documents. For the purposes of this Agreement, in the performance of its duties or obligations hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.
*      *      *      *      *

     The Parties have caused this Master Servicing Agreement to be executed by their respective duly authorized officers as of the date and year first above written.

BANK OF AMERICA,
NATIONAL ASSOCIATION,
as Master Servicer and Custodian

By:	/s/ Daniel Goodwin

Name: Daniel Goodwin
Title: Managing Director

BANC OF AMERICA SECURITIES
AUTO TRUST 2006-G1,
as Issuer

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:	/s/ J. Christopher Murphy

Name: J. Christopher Murphy
Title: Financial Services Officer

S-1

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee
By:	/s/ Melissa A. Rosal
	Name:	Melissa A. Rosal
	Title:	Vice President

S-2

EXHIBIT A
FORM OF MONTHLY SERVICING REPORT
Attached

GMAC LLC
Whole Loan
Monthly Servicing Report

Collection Period
Distribution Date
Transaction Month

I. ORIGINAL PORTFOLIO INFORMATION

Original Portfolio		$.00
Number of Contracts		0
Weighted Average Coupon		0.00%
Weighted Average Original Maturity (in months)		0.00

II. COLLECTIONS

Interest:
Interest Collections		$0.00
Administrative Contracts or Warranty Contracts – Administrative Purchase Payments and Warranty Payments Related to interest		0.00

Total		$0.00

Principal:
Principal Collections		$0.00
Administrative Receivables or Warranty Receivables – Administrative Purchase Payments and Warranty Payments Related to Principal		0.00
Liquidation Proceeds from Receivables that became Liquidating Receivables during Collection Period		0.00

Total		$0.00

Liquidation Proceeds (Recoveries) from Receivables that became Liquidating Receivables during Prior Period		0.00

Total Collections		$0.00

Principal Adjustment
Principal Losses for Collection Period		0.00

Total Regular Principal Reduction		$0.00

III. SERVICING FEE, ADMINISTRATION AND OTHER FEES AND EXPENSES

Servicing Fee Due		$0.00
Servicing Fee Paid		$0.00

Servicing Fee Shortfall		$0.00

IV. DISTRIBUTIONS

Available Collections		$0.00
Servicing Fee Paid		$0.00
Daily Collections Remitted		$0.00

Net Distribution Owed to (Servicer) Purchaser		$0.00

V. PORTFOLIO INFORMATION

	Beginning of Period	End of Period

Portfolio Contract Balance	$0.00	$0.00
Weighted Average Coupon (WAC)	0.00%	0.00%
Weighted Average Maturity (WAM)	0.00	0.00
Remaining Number of Contracts	0	0
Accrued Interest	$0.00	$0.00

VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

Losses:
Total Losses for Collection Period		$0.00
Liquidation Proceeds from Receivables that become Liquidating Receivables during Collection Period		$0.00
Liquidation Contracts (#)		0
Liquidation Proceeds (Recoveries) from Receivables that become Liquidating Receivables during Prior Period		$0.00
Net Losses for Collection Period		$0.00
Cumulative Net Losses for all Periods		$0.00

Delinquent Contracts	# of Contracts	Amount

31-60 Days Delinquent	0	$0.00
61-90 Days Delinquent	0	0.00
Over 90 Days Delinquent	0	0.00

Total	0	$0.00

EXHIBIT B
SERVICING CRITERIA
RELEVANT SERVICING CRITERIA
The assessment of compliance to be delivered by the Receivables Servicer, the Master Servicer and the Indenture Trustee shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria” with respect to such party:
Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

		Receivables	Master
Regulation AB		Servicer	Servicer	Indenture Trustee
Reference	Servicing Criteria	(GMAC)	(BANA)	(US Bank)
I. General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.	N/A	N/A	N/A

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	N/A	N/A	N/A

II. Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X		X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X		X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	N/A	N/A	N/A

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.			X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes			X

		Receivables	Master
Regulation AB		Servicer	Servicer	Indenture Trustee
Reference	Servicing Criteria	(GMAC)	(BANA)	(US Bank)
of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X		N/A

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.			X

III. Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid amount financed and number of Pool Assets serviced by the Servicer.			X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.			X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.			X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.			X

IV. Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X

		Receivables	Master
Regulation AB		Servicer	Servicer	Indenture Trustee
Reference	Servicing Criteria	(GMAC)	(BANA)	(US Bank)
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	X

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid amount financed.	X

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	N/A	N/A	N/A

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for	X

		Receivables	Master
Regulation AB		Servicer	Servicer	Indenture Trustee
Reference	Servicing Criteria	(GMAC)	(BANA)	(US Bank)
such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	X

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A	N/A	N/A

B-4